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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-124140, 333-122628, 333-110855, 333-110854, 33-40730, 333-103573, 333-59516, 333-38378 and 33-59979) and Form S-3 (Nos. 333-120776, 333-49952, 333-48194) and Form S-3ASR (333-143634) of Molson Coors Brewing Company of our report dated February 11, 2010 relating to the financial statements of MillerCoors LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 19, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM